Bar Harbor Bankshares Reports Third Quarter Results; Dividend Declared
BAR HARBOR, MAINE - October 17, 2019 -- Bar Harbor Bankshares (NYSE American: BHB or the “Company”) reported third quarter 2019 net income of $5.0 million, or $0.32 diluted earnings per share. Net income in the third quarter of 2018 was $9.0 million, or $0.58 diluted earnings per share. The non-GAAP measure of core earnings in the third quarter 2019 totaled $7.3 million, or $0.47 diluted earnings per share, a 15% increase from the prior quarter. Core earnings per share excludes $0.15 per share of non-core charges related to acquisition and restructuring expenses associated with our previously announced strategic review.

THIRD QUARTER FINANCIAL HIGHLIGHTS (compared to prior quarter):

•	11% annualized growth in commercial loans

•	29% annualized growth in non-maturity deposits

•	10 basis point expansion in net interest margin

•	3% increase in non-interest income

•	0.53% non-performing assets to total assets

President and Chief Executive Officer, Curtis C. Simard stated, “We are very excited about the direction our Company is headed. It was a good quarter with improvements across our performance metrics driven by a team focused on the profitability of our operations and initiatives to enhance revenue and create expense efficiencies. We continued to actively manage the balance sheet focusing on core operations and taking advantage of the interest rate environment as we executed a planned deleveraging strategy which resulted in decreasing the securities portfolio by nearly $73.0 million and using the proceeds to pay off higher cost borrowings. This resulted in yields from securities expanding 15 basis points and borrowings costs decreasing 12 basis points compared to the prior quarter. Our commercial team once again delivered another quarter of strong double digit growth across our three state footprint including our loan production office in Portland, Maine, which also contributed to significant customer derivative income. Loan quality continues to be strong with net charge-offs close to zero which is indicative of our disciplined approach to credit quality, risk mitigation, and an effort focused on proven operators with appropriate loan structures. Growth in non-maturity deposits was up during the quarter, 29% on an annualized basis. This is the direct result of the sales

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culture we’ve been cultivating over the past year under new leadership. All of these efforts in the quarter resulted in a 6% annualized increase to tangible book value per share.”

Mr. Simard further stated, “We completed our strategic review in the third quarter which we announced in the second quarter. This review positions us for improved profitability and judicious deployment of capital, while balancing liquidity and core deposit growth. The results of our strategic review included a branch optimization exercise that evaluated fixed assets, staffing models, and business and operational processes. Towards the end of September we announced our intent to close five branches by year-end and identified other non-branch properties to consolidate across our footprint. In addition we continue to consolidate processes within our wealth management businesses to increase efficiency while improving customer service. These strategic decisions along with the elimination of other redundancies and implemented efficiencies are expected to be accretive to earnings in the first quarter of 2020 thereby allowing a platform for profitable growth with positive operating leverage.”

Mr. Simard further stated, “We are on track to close our branch acquisition this month. Experienced teams from both sides have been working together to ensure a smooth transition of customer accounts and systems. We are excited to welcome our new customers and colleagues as we build our central Maine franchise. While the acquisition will close mid quarter, we do expect it will be accretive for the period.”

Mr. Simard concluded, “From every angle, our teams have embraced our culture and think differently about how we do business, how to serve our customers and how to build and execute strategy. I'm proud of the dedication they've shown throughout this process. Just as we have grown as an organization, so too has our brand. Good things happen when we work together with our customers both internally and externally. In summary, the benefits from our current activities along with future initiatives are expected to enhance the intrinsic value of our stock.”

DIVIDEND DECLARED
The Board of Directors voted to declare a cash dividend of $0.22 per share to shareholders of record at the close of business on November 13, 2019, payable on December 13, 2019. This dividend equates to a 3.5% annualized yield based on the $24.93 closing price of the Company’s common stock at the end of the third quarter of 2019.

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FINANCIAL CONDITION
Total assets decreased in the third quarter by $75.2 million to $3.6 billion primarily due to the balance sheet deleveraging strategy which decreased the security portfolio by $72.9 million as a result of opportunistic sales and natural run-off. The proceeds were used to pay off higher cost wholesale borrowings. Loans in the third quarter 2019 remained flat at $2.6 billion. The strong double digit growth in commercial loans was offset by a decrease in residential loans as a strategic effort was made to shift more production through the secondary market platform given the overall rate environment and initiatives around profitability. Non-maturity deposit balances increased by $106.1 million or 29% annualized. This growth was led by demand deposit and money market accounts due to new accounts, seasonally high balances, and shifts between time deposits to money market accounts. Growth in demand accounts was 19% from the same quarter 2018. The loan to deposit ratio improved, decreasing to 103% in the third quarter 2019 compared to 104% in prior quarter.

The third quarter 2019 allowance for loan losses to total loans ratio increased to 0.60% from 0.57% in the previous quarter with a coverage ratio to non-accruing loans of 92%. Non-accruing loans increased $724 thousand due primarily to two commercial real estate relationships which were identified through the Bank's specific reserve process and carry adequate reserves to cover the collateral shortfall. The ratio of non-accruing loans to total loans of 0.65% in the third quarter 2019 was relatively flat compared with the prior quarter of 0.62%.

The Company's book value per share was $25.37 at the end of the third quarter 2019 compared to $25.13 the end of the second quarter 2019, representing a 4% annualized growth rate. Tangible book value per share (non-GAAP measure) was $18.49 at the end of the third quarter 2019 compared to $18.23 at the end of the second quarter 2019, representing a 6% annualized growth rate. In the third quarter, lower long-term interest rates continued to have a positive impact on the fair value adjustment in the securities portfolio. The unrealized gains on securities available for sale net of tax was $8.0 million in the third quarter 2019 compared to unrealized gains of $5.5 million in the second quarter 2019.

RESULTS OF OPERATIONS
Net income in the third quarter 2019 was $5.0 million, or $0.32 per share, compared to $9.0 million, or $0.58 per share, in the same quarter of 2018. The non-GAAP measure of core earnings in the third quarter 2019 was $7.3 million or $0.47 per share, up 15% from the previous quarter. Interest and dividend income was up 6% to $34.3 million as quarterly yields on earning assets expanded 17 basis points on a year-over-year basis and 4 basis points from the prior quarter to 4.17%. Net interest margin in the third quarter 2019 decreased

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to 2.75% from 2.81% in the same period of 2018 reflecting the fluctuations in short-term interest rates over the last year. On a quarter-over-quarter basis, net interest margin expanded in the third quarter 2019 by 10 basis points to 2.75% due to various balance sheet deleveraging strategies including a decrease of $72.9 million in securities yielding an average of 2.1% and using the proceeds to pay-off wholesale borrowings with an average cost of 2.4%, and adjusting our mortgage strategy to shift more production through the secondary market platform versus portfolio.

The third quarter 2019 provision for loan losses increased to $893 thousand from $643 thousand in the same quarter 2018, which is reflective of the increased commercial loan growth over the last two quarters. The net charged-off loans to average loans ratio is at 0.02% annualized rate for the third quarter 2019 compared to 0.04% in the same quarter 2018. Asset quality continues to be strong with non-accruing loans to total loans at 0.65% in the third quarter 2019, down from 0.88% in the same quarter of 2018.

Non-interest income in the third quarter 2019 increased 7% to $7.6 million from $7.1 million in the same quarter in 2018. The increase was driven by $828 thousand increase in customer derivative income associated with the commercial loan growth and $157 thousand net gain on sales of securities associated with the balance sheet deleverage strategy after considering the $685 thousand gain recorded in the third quarter of 2018 associated with sale of Visa B shares.

Non-interest expense increased to $23.4 million in the third quarter 2019 from $17.9 million in the prior year in part as a result of higher salaries and benefits attributable to previously announced strategic hires and an increase in professional service fees. Acquisition, restructuring, and other expense activity in 2019 totaled $3.0 million and are considered non-core as they do not represent reoccurring costs.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS
Certain statements under the heading "THIRD QUARTER FINANCIAL HIGHLIGHTS" contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
PER SHARE DATA
Net earnings, diluted	$0.32	$0.39	$0.47	$0.49	$0.58
Core earnings, diluted (1) (2)	0.47	0.41	0.47	0.59	0.58
Total book value	25.37	25.13	24.54	23.87	23.06
Tangible book value (2)	18.49	18.23	17.63	16.94	16.11
Market price at period end	24.93	26.59	25.87	22.43	28.72
Dividends	0.22	0.22	0.20	0.20	0.20

PERFORMANCE RATIOS (3)
Return on assets	0.55%	0.67%	0.83%	0.85%	1.01%
Core return on assets (1) (2)	0.80	0.70	0.83	1.03	1.01
Return on equity	5.04	6.33	7.83	8.31	9.92
Core return on equity (1) (2)	7.36	6.57	7.83	10.01	9.98
Core return on tangible equity (1) (2)	10.31	9.30	11.19	14.46	14.52
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.75	2.65	2.77	2.78	2.81
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.65	2.56	2.67	2.70	2.71
Efficiency ratio (2)	65.02	68.48	63.94	59.91	57.88

GROWTH (Year-to-date, annualized) (2)
Total commercial loans	10.5%	10.1%	(3.3%)	1.4%	2.8%
Total loans	4.7	7.1	5.9	0.2	(0.1)
Total deposits	0.6	(0.1)	(2.8)	5.6	2.2

FINANCIAL DATA (In millions)
Total assets	$3,612	$3,688	$3,629	$3,608	$3,561
Total earning assets (2) (5)	3,270	3,355	3,312	3,263	3,253
Total investments	703	784	782	761	747
Total loans	2,577	2,578	2,527	2,490	2,484
Allowance for loan losses	15	15	14	14	13
Total goodwill and intangible assets	107	107	107	108	108
Total deposits	2,494	2,481	2,466	2,483	2,390
Total shareholders' equity	394	391	381	371	358
Net income	5	6	7	8	9
Core income (1) (2)	7	6	7	9	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.02%	—%	0.03%	0.03%	0.04%
Allowance for loan losses/total loans	0.60	0.57	0.55	0.56	0.54
Loans/deposits	103	104	102	100	104
Shareholders' equity to total assets	10.92	10.59	10.50	10.27	10.04
Tangible shareholders' equity to tangible assets	8.20	7.92	7.77	7.51	7.24

A

_____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions and gain or loss on sale of securities and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Assets
Cash and due from banks	$50,032	$42,657	$37,504	$35,208	$53,154
Interest-bearing deposits with the Federal Reserve Bank	21,561	17,203	16,599	63,546	19,420
Total cash and cash equivalents	71,593	59,860	54,103	98,754	72,574
Securities available for sale, at fair value	675,675	748,560	747,235	725,837	712,658
Federal Home Loan Bank stock	27,469	35,220	35,107	35,659	34,154
Total securities	703,144	783,780	782,342	761,496	746,812
Commercial real estate	923,773	881,479	821,567	826,699	840,018
Commercial and industrial	402,706	416,725	409,937	404,870	385,814
Residential real estate	1,143,452	1,167,759	1,184,053	1,144,698	1,140,519
Consumer	107,375	112,275	111,402	113,960	117,239
Total loans	2,577,306	2,578,238	2,526,959	2,490,227	2,483,590
Less: Allowance for loan losses	(15,353)	(14,572)	(13,997)	(13,866)	(13,487)
Net loans	2,561,953	2,563,666	2,512,962	2,476,361	2,470,103

Premises and equipment, net	47,644	50,230	49,661	48,804	47,621
Other real estate owned	2,455	2,351	2,351	2,351	68
Goodwill	100,085	100,085	100,085	100,085	100,085
Other intangible assets	6,879	7,072	7,266	7,459	7,690
Cash surrender value of bank-owned life insurance	75,368	74,871	74,352	73,810	73,316
Deferred tax asset, net	4,988	5,649	7,632	9,514	11,527
Other assets	38,365	40,071	38,441	29,853	31,196
Total assets	$3,612,474	$3,687,635	$3,629,195	$3,608,487	$3,560,992

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$380,707	$354,125	$342,030	$370,889	$372,358
NOW deposits	490,315	472,576	470,277	484,717	471,326
Savings deposits	360,570	352,657	346,813	358,888	354,908
Money market deposits	359,328	305,506	349,833	335,951	254,142
Time deposits	902,665	996,512	956,818	932,793	937,615
Total deposits	2,493,585	2,481,376	2,465,771	2,483,238	2,390,349

Senior borrowings	641,819	733,084	703,283	680,823	739,224
Subordinated borrowings	42,928	42,943	42,958	42,973	42,988
Total borrowings	684,747	776,027	746,241	723,796	782,212

Other liabilities	39,683	39,670	36,160	30,874	30,746
Total liabilities	3,218,015	3,297,073	3,248,172	3,237,908	3,203,307

Total shareholders' equity	394,459	390,562	381,023	370,579	357,685
Total liabilities and shareholders' equity	$3,612,474	$3,687,635	$3,629,195	$3,608,487	$3,560,992

Net shares outstanding	15,549	15,544	15,524	15,523	15,509

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						September 30, 2019 Annualized Growth %
(in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Quarter End	Year to Date
Commercial real estate	$923,773	$881,479	$821,567	$826,699	$840,018	19.2%	15.7%
Commercial and industrial	301,590	312,029	305,185	309,544	303,984	(13.4)	(3.4)
Total commercial loans	1,225,363	1,193,508	1,126,752	1,136,243	1,144,002	10.7	10.5
Residential real estate	1,143,452	1,167,759	1,184,053	1,144,698	1,140,519	(8.3)	(0.1)
Consumer	107,375	112,275	111,402	113,960	117,239	(17.5)	(7.7)
Tax exempt	101,116	104,696	104,752	95,326	81,830	(13.7)	8.1
Total loans	$2,577,306	$2,578,238	$2,526,959	$2,490,227	$2,483,590	(0.1)%	4.7%

DEPOSIT ANALYSIS

						September 30, 2019 Annualized Growth %
(in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Quarter End	Year to Date
Demand	$380,707	$354,125	$342,030	$370,889	$372,358	30.0%	3.5%
NOW	490,315	472,576	470,277	484,717	471,326	15.0	1.5
Savings	360,570	352,657	346,813	358,888	354,908	9.0	0.6
Money Market	359,328	305,506	349,833	335,951	254,142	70.5	9.3
Total non-maturity deposits	1,590,920	1,484,864	1,508,953	1,550,445	1,452,734	28.6	3.5
Total time deposits	902,665	996,512	956,818	932,793	937,615	(37.7)	(4.3)
Total deposits	$2,493,585	$2,481,376	$2,465,771	$2,483,238	$2,390,349	2.0%	0.6%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Interest and dividend income
Loans	$28,157	$26,212	$82,681	$77,272
Securities and other	6,105	5,972	18,593	17,407
Total interest and dividend income	34,262	32,184	101,274	94,679
Interest expense
Deposits	7,143	5,478	20,336	13,868
Borrowings	4,674	4,237	15,232	12,192
Total interest expense	11,817	9,715	35,568	26,060
Net interest income	22,445	22,469	65,706	68,619
Provision for loan losses	893	643	1,779	2,208
Net interest income after provision for loan losses	21,552	21,826	63,927	66,411
Non-interest income
Trust and investment management fee income	3,013	2,952	8,836	9,036
Customer service fees	2,553	2,490	7,336	7,061
Gain on sales of securities, net	157	—	157	—
Bank-owned life insurance income	497	505	1,558	1,328
Customer derivative income	828	—	1,553	545
Other income	595	1,179	1,823	2,515
Total non-interest income	7,643	7,126	21,263	20,485
Non-interest expense
Salaries and employee benefits	11,364	10,331	33,568	31,695
Occupancy and equipment	3,415	3,366	10,101	9,364
Loss on sales of premises and equipment, net	—	—	21	—
Outside services	424	456	1,278	1,597
Professional services	707	223	1,821	1,016
Communication	189	217	707	701
Marketing	613	293	1,419	1,207
Amortization of intangible assets	207	207	621	621
Acquisition, restructuring and other expenses	3,039	70	3,319	619
Other expenses	3,442	2,743	10,075	8,623
Total non-interest expense	23,400	17,906	62,930	55,443

Income before income taxes	5,795	11,046	22,260	31,453
Income tax expense	780	2,076	3,847	6,136
Net income	$5,015	$8,970	$18,413	$25,317

Earnings per share:
Basic	$0.32	$0.58	$1.19	$1.64
Diluted	$0.32	$0.58	1.18	1.63

Weighted average shares outstanding:
Basic	15,547	15,503	15,536	15,478
Diluted	15,581	15,580	15,582	15,564

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Interest and dividend income
Loans	$28,157	$27,660	$26,864	$26,743	$26,212
Securities and other	6,105	6,125	6,363	6,029	5,972
Total interest and dividend income	34,262	33,785	33,227	32,772	32,184
Interest expense
Deposits	7,143	6,886	6,307	5,653	5,478
Borrowings	4,674	5,403	5,155	4,855	4,237
Total interest expense	11,817	12,289	11,462	10,508	9,715
Net interest income	22,445	21,496	21,765	22,264	22,469
Provision for loan losses	893	562	324	572	643
Net interest income after provision for loan losses	21,552	20,934	21,441	21,692	21,826
Non-interest income
Trust and investment management fee income	3,013	3,066	2,757	2,949	2,952
Customer service fees	2,553	2,618	2,165	2,477	2,490
Gain (loss) on sales of securities, net	157	—	—	(924)	—
Bank-owned life insurance income	497	519	542	493	505
Customer derivative income	828	696	29	315	—
Other income	595	554	674	2,140	1,179
Total non-interest income	7,643	7,453	6,167	7,450	7,126
Non-interest expense
Salaries and employee benefits	11,364	11,685	10,519	9,269	10,331
Occupancy and equipment	3,415	3,300	3,386	3,022	3,366
Loss on sales of premises and equipment, net	—	21	—	—	—
Outside services	424	443	411	811	456
Professional services	707	570	544	458	223
Communication	189	283	235	103	217
Marketing	613	511	295	536	293
Amortization of intangible assets	207	207	207	207	207
Acquisition, restructuring and other expenses	3,039	280	—	1,109	70
Other expenses	3,442	3,606	3,027	4,581	2,743
Total non-interest expense	23,400	20,906	18,624	20,096	17,906

Income before income taxes	5,795	7,481	8,984	9,046	11,046
Income tax expense	780	1,364	1,703	1,426	2,076
Net income	$5,015	$6,117	$7,281	$7,620	$8,970

Earnings per share:
Basic	$0.32	$0.39	$0.47	$0.49	$0.58
Diluted	$0.32	$0.39	$0.47	$0.49	$0.58

Weighted average shares outstanding:
Basic	15,547	15,538	15,523	15,516	15,503
Diluted	15,581	15,586	15,587	15,574	15,580

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Earning assets
Commercial real estate	4.74%	4.74%	4.78%	4.71%	4.57%
Commercial and industrial	4.78	4.75	4.79	4.61	4.59
Residential	3.88	3.93	3.94	3.83	3.83
Consumer	5.13	5.21	5.25	5.07	4.85
Total loans	4.38	4.39	4.42	4.31	4.25
Securities and other	3.44	3.29	3.47	3.28	3.21
Total earning assets	4.17%	4.13%	4.19%	4.07%	4.00%

Funding liabilities
NOW	0.51%	0.49%	0.51%	0.50%	0.43%
Savings	0.21	0.21	0.19	0.18	0.17
Money market	1.37	1.44	1.38	0.93	0.76
Time deposits	2.16	2.11	2.00	1.85	1.78
Total interest bearing deposits	1.33	1.32	1.25	1.12	1.06
Borrowings	2.62	2.74	2.74	2.53	2.26
Total interest-bearing liabilities	1.65%	1.71%	1.66%	1.50%	1.38%

Net interest spread	2.52	2.42	2.53	2.57	2.62
Net interest margin	2.75	2.65	2.77	2.78	2.81

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Assets
Commercial real estate	$900,568	$846,921	$825,596	$836,813	$837,058
Commercial and industrial	410,453	416,000	405,107	393,396	388,831
Residential	1,154,552	1,176,583	1,143,862	1,137,493	1,120,336
Consumer	109,562	111,641	113,060	114,960	117,735
Total loans (1)	2,575,135	2,551,145	2,487,625	2,482,662	2,463,960
Securities and other (2)	732,925	779,072	777,458	762,901	773,562
Total earning assets	3,308,060	3,330,217	3,265,083	3,245,563	3,237,522
Cash and due from banks	62,999	52,728	50,298	68,904	63,272
Allowance for loan losses	(14,965)	(14,459)	(14,119)	(13,922)	(13,463)
Goodwill and other intangible assets	107,058	107,252	107,446	107,657	107,887
Other assets	178,804	170,340	152,332	138,074	137,466
Total assets	$3,641,956	$3,646,078	$3,561,040	$3,546,276	$3,532,684

Liabilities and shareholders' equity
NOW	$487,506	$459,572	$468,392	$475,449	$461,875
Savings	359,242	352,733	346,707	346,905	356,834
Money market	338,013	338,095	335,882	272,612	259,738
Time deposits	947,949	935,616	894,160	914,674	964,108
Total interest bearing deposits	2,132,710	2,086,016	2,045,141	2,009,640	2,042,555
Borrowings	708,222	789,953	761,885	761,781	744,632
Total interest-bearing liabilities	2,840,932	2,875,969	2,807,026	2,771,421	2,787,187
Non-interest-bearing demand deposits	368,100	349,322	351,362	384,636	357,856
Other liabilities	37,975	33,107	25,520	26,569	28,943
Total liabilities	3,247,007	3,258,398	3,183,908	3,182,626	3,173,986

Total shareholders' equity	394,949	387,680	377,132	363,650	358,698

Total liabilities and shareholders' equity	$3,641,956	$3,646,078	$3,561,040	$3,546,276	$3,532,684
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$8,519	$7,048	$7,516	$8,156	$8,348
Commercial installment	2,077	2,081	2,192	2,331	2,303
Residential real estate	5,340	5,965	6,326	7,210	10,396
Consumer installment	743	861	565	538	727
Total non-accruing loans	16,679	15,955	16,599	18,235	21,774
Other real estate owned	2,455	2,351	2,351	2,351	68
Total non-performing assets	$19,134	$18,306	$18,950	$20,586	$21,842

Total non-accruing loans/total loans	0.65%	0.62%	0.66%	0.73%	0.88%
Total non-performing assets/total assets	0.53	0.50	0.52	0.57	0.61

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$14,572	$13,997	$13,866	$13,487	$13,090
Charged-off loans	(215)	(104)	(231)	(631)	(298)
Recoveries on charged-off loans	103	117	38	438	52
Net loans charged-off	(112)	13	(193)	(193)	(246)
Provision for loan losses	893	562	324	572	643
Balance at end of period	$15,353	$14,572	$13,997	$13,866	$13,487

Allowance for loan losses/total loans	0.60%	0.57%	0.55%	0.56%	0.54%
Allowance for loan losses/non-accruing loans	92	91	84	76	62

NET LOAN CHARGE-OFFS
Commercial real estate	$1	$114	$(41)	$(25)	$(27)
Commercial installment	62	(12)	(15)	53	(53)
Residential real estate	(124)	(65)	(86)	(31)	(123)
Consumer installment	(51)	(24)	(51)	(190)	(43)
Total, net	$(112)	$13	$(193)	$(193)	$(246)

Net charge-offs (QTD annualized)/average loans	0.02%	—%	0.03%	0.03%	0.04%
Net charge-offs (YTD annualized)/average loans	0.02	0.01	0.03	0.05	0.06

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.18%	0.29%	0.21%	0.38%	0.17%
90+ Days delinquent and still accruing	0.03	—	—	0.01	—
Total accruing delinquent loans	0.21	0.29	0.21	0.39	0.17
Non-accruing loans	0.65	0.62	0.66	0.73	0.88
Total delinquent and non-accruing loans	0.86%	0.91%	0.87%	1.12%	1.05%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Net income		$5,015	$6,117	$7,281	$7,620	$8,970
Plus (less):
(Gain) loss on sale of securities, net		(157)	—	—	924	—
Loss on sale of premises and equipment, net		—	21	—	—	—
Loss (gain) on other real estate owned		146	—	—	5	(8)
Acquisition, restructuring and other expenses		3,039	280	—	1,109	70
Income tax expense (1)		(720)	(72)	—	(485)	(12)
Total core earnings (2)	(A)	$7,323	$6,346	$7,281	$9,173	$9,020

Net-interest income	(B)	$22,445	$21,496	$21,765	$22,264	$22,469
Plus: Non-interest income		7,643	7,453	6,167	7,450	7,126
Total Revenue		30,088	28,949	27,932	29,714	29,595
Plus: (Gain) loss on sale of securities, net		(157)	—	—	924	—
Total core revenue (2)	(C)	$29,931	$28,949	$27,932	$30,638	$29,595

Total non-interest expense		23,400	20,906	18,624	20,096	17,906
Less: Loss on sale of premises and equipment, net		—	(21)	—	—	—
Less: (Loss) gain on other real estate owned		(146)	—	—	(5)	8
Less: Acquisition, restructuring and other expenses		(3,039)	(280)	—	(1,109)	(70)
Core non-interest expense (2)	(D)	$20,215	$20,605	$18,624	$18,982	$17,844

(in millions)
Total average earning assets	(E)	$3,308	$3,330	$3,265	$3,246	$3,238
Total average assets	(F)	3,642	3,646	3,561	3,546	3,533
Total average shareholders' equity	(G)	395	388	377	364	359
Total average tangible shareholders' equity (2) (3)	(H)	288	280	270	256	251
Total tangible shareholders' equity, period-end (2) (3)	(I)	287	283	274	263	250
Total tangible assets, period-end (2) (3)	(J)	3,506	3,580	3,522	3,501	3,453

(in thousands)
Total common shares outstanding, period-end	(K)	15,549	15,544	15,524	15,523	15,509
Weighted average diluted shares outstanding	(L)	15,581	15,586	15,587	15,574	15,580

Core earnings per share, diluted (2)	(A/L)	$0.47	$0.41	$0.47	$0.59	$0.58
Tangible book value per share, period-end (2)	(I/K)	18.49	18.23	17.63	16.94	16.11
Securities adjustment, net of tax (1) (4)	(M)	8,002	5,550	(1,842)	(8,663)	(17,152)
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	17.98	17.88	17.75	17.50	17.22
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	8.20	7.92	7.77	7.51	7.24

J

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Performance ratios (5)
GAAP return on assets		0.55%	0.67%	0.83%	0.85%	1.01%
Core return on assets (2)	(A/F)	0.80	0.70	0.83	1.03	1.01
GAAP return on equity		5.04	6.33	7.83	8.31	9.92
Core return on equity (2)	(A/G)	7.36	6.57	7.83	10.01	9.98
Core return on tangible equity (2) (6)	(A+Q)/H	10.31	9.30	11.19	14.46	14.52
Efficiency ratio (2) (7)	(D-O-Q)/(C+N)	65.02	68.48	63.94	59.91	57.88
Net interest margin	(B+P)/E	2.75	2.65	2.77	2.78	2.81
Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$658	$676	$684	$633	$654
Franchise taxes included in non-interest expense	(O)	119	111	120	39	129
Tax equivalent adjustment for net interest margin	(P)	503	514	515	488	493
Intangible amortization	(Q)	207	207	207	207	207
_____________________________________

(1)	Assumes a marginal tax rate of 23.78% in 2019. A marginal tax rate of 23.78% was used in the third and fourth quarter of 2018.

(2)	Non-GAAP financial measure.

(3)
Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.

(5)	All performance ratios are based on average balance sheet amounts, where applicable.

(6)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 23.78% in 2019 and 23.78% in the third and fourth quarter of 2018, by tangible equity.

(7)	Efficiency ratio is computed by dividing adjusted non-interest expense by the sum of net interest income on a fully taxable equivalent basis and adjusted non-interest income.

K